UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2008
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1 IMATION WAY
OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Imation Corp. 2008 Stock Incentive Plan
On May 7, 2008, at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Imation Corp. (the “Company”), the Company’s shareholders approved the Imation Corp. 2008 Stock Incentive Plan (the “2008 Incentive Plan”), which previously had been approved by the Company’s Board of Directors on March 11, 2008, subject to shareholder approval. The 2008 Incentive Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, stock awards and other stock-based awards (collectively, “Awards”). The Company’s Board of Directors and Compensation Committee have the authority to determine the type of Award as well as the amount, terms and conditions of each Award under the 2008 Incentive Plan, subject to the limitations and other provisions of the 2008 Incentive Plan.
The purpose of the 2008 Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors capable of assuring the future success of the Company and motivating such persons to put forth maximum efforts for the success of the Company’s business. The 2008 Incentive Plan allows the Company to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.
A total of 4,000,000 shares of the Company’s common stock is authorized for the granting of Awards under the 2008 Incentive Plan. Of these shares, only 2,000,000 will be available for granting Awards other than stock options or stock appreciation rights. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the 2008 Incentive Plan for stock splits, stock dividends, recapitalizations and other similar events.
Awards may be granted under the 2008 Incentive Plan until May 6, 2018 or until all shares available for Awards under the 2008 Incentive Plan have been purchased or acquired; provided, however, that incentive stock options may not be granted after March 11, 2018. The Board may from time to time, amend, alter, suspend, discontinue or terminate the 2008 Incentive Plan, subject, in certain circumstances, to shareholder approval.
This summary of the 2008 Incentive Plan is qualified in its entirety by reference to the full text of the 2008 Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A more detailed summary of the 2008 Incentive Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 24, 2008.
New Forms of Award Agreements
On May 6, 2008, the Company’s Compensation Committee approved a new form of Non-Qualified Stock Option Agreement for executive officers (the “New Form Option Agreement”) under the Imation Corp. 2005 Stock Incentive Plan (the “2005 Incentive Plan”). The New Form Option Agreement is substantially similar to the previous form of option agreement for executive officers under the 2005 Incentive Plan, except that the New Form Option Agreement contains a new “clawback” provision. Such provision provides that in the event that after the grant of the option (1) the Company issues a material restatement of an initial financial statement, and (2) the participant engaged in intentional misconduct that caused or contributed to the need for such a restatement, then the participant, at the request of the Compensation Committee, shall forfeit unexercised options and the shares of common stock purchased by the participant upon the exercise of options and shall pay to the Company cash equal to the net dividends (as defined in the agreement) received by the participant on the shares issued or the net proceeds (as defined in the agreement) from any sale, after the issuance of an initial financial statement that is subsequently restated, of issued shares. A copy of the New Form Option Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the New Form Option Agreement is qualified in its entirety by reference to the attached form of such agreement.
The Compensation Committee also approved the following forms of award agreements under the 2008 Incentive Plan: (1) Non-Qualified Stock Option Agreement for Executive Officers, (2) Non-Qualified Stock Option Agreement for Directors, (3) Restricted Stock Agreement for Executive Officers and (4) Restricted Stock Agreement for Directors. Copies of these forms of award agreements are filed as Exhibits 10.3 — 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	Imation Corp. 2008 Stock Incentive Plan.

10.2	Form of Non-Qualified Stock Option Agreement for Executive Officers under the Imation Corp. 2005 Stock Incentive Plan.

10.3	Form of Non-Qualified Stock Option Agreement for Executive Officers under the Imation Corp. 2008 Stock Incentive Plan.

10.4	Form of Non-Qualified Stock Option Agreement for Directors under the Imation Corp. 2008 Stock Incentive Plan.

10.5	Form of Restricted Stock Agreement for Executive Officers under the Imation Corp. 2008 Stock Incentive Plan.

10.6	Form of Restricted Stock Agreement for Directors under the Imation Corp. 2008 Stock Incentive Plan.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: May 12, 2008	By:	/s/ John L. Sullivan
John L. Sullivan
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Imation Corp. 2008 Stock Incentive Plan.

10.2	Form of Non-Qualified Stock Option Agreement for Executive Officers under the Imation Corp. 2005 Stock Incentive Plan.

10.3	Form of Non-Qualified Stock Option Agreement for Executive Officers under the Imation Corp. 2008 Stock Incentive Plan.

10.4	Form of Non-Qualified Stock Option Agreement for Directors under the Imation Corp. 2008 Stock Incentive Plan.

10.5	Form of Restricted Stock Agreement for Executive Officers under the Imation Corp. 2008 Stock Incentive Plan.

10.6	Form of Restricted Stock Agreement for Directors under the Imation Corp. 2008 Stock Incentive Plan.